William J. Koehn

John D. Shors

Stephen W. Roberts

William R. King

Robert F. Holz, Jr.

Robert A. Gamble

Michael G. Kulik

F. Richard Thornton

Thomas E. Salsbery

Frank J. Carroll

Bruce I. Campbell

Jonathan C. Wilson

Patricia A. Shoff

Steven L. Nelson

David B. VanSickel

Gene R. LaSuer

Deborah M. Tharnish

Kent A. Herink

Robert J. Douglas, Jr.

Nicholas H. Roby

Mark D. Walz

Gary M. Myers

Stanley J. Thompson

David A. Tank

David M. Erickson

Lori Torgerson Chesser

Jo Ellen Whitney

Becky S. Knutson

Julie Johnson McLean

Beverly Evans

M. Daniel Waters

Christopher P. Jannes

Sharon K. Malheiro

Kris Holub Tilley

William A. Boatwright

Thomas J. Houser

Kendall R. Watkins

Scott M. Brennan

Debra Rectenbaugh Pettit

Matthew E. Laughlin

Judith R. Lynn Boes

Daniel A. Rosenberg

Steven C. Goodrich

Denise R. Claton

William P. Kelly

Daniel M. Weddle

Susan J. Freed

Lisa L. Ash

Behnaz Soulati

Heather L. Palmer

Jason M. Stone

Amy M. Landwehr Joseph M. Pawlosky Virginia E. Ho John C. Pietila Jason M. Ross LeGrande W. Smith Emily E. Harris C. Jennifer Peterson Kent A. Herink Daniel A. Rosenberg Patents	Donald J. Brown David W. Dunn C. Carleton Frederici A. J. Greffenius Dennis D. Jerde Richard E. Ramsay Neal Smith Diane M. Stahle William D. Thomas Of Counsel A. Arthur Davis 1928-1997

REPLY TO DES MOINES OFFICE

                                                                April 6, 2007                                                                                                  Exhibit 8

FBL Financial Group, Inc.

5400 University Avenue

West Des Moines, IA  50266

Ladies and Gentlemen:

We have acted as special counsel to FBL Financial Group, Inc., an Iowa corporation (the “Corporation”), in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of $100,000,000 aggregate principal amount of 5.875% Senior Notes Due 2017, (the “Exchange Notes”), to be offered by the Corporation in exchange for a like principal amount of its issued and outstanding 5.875% Senior Notes Due 2017 (the “Outstanding Notes”).

We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements in the section of the Registration Statement captioned “Material United States Federal Income Tax Consequences,” to the extent that such statements constitute statements of law, reflect our opinion of the material federal income tax consequences regarding the exchange of Outstanding Notes for Exchange Notes.  No opinion is expressed on matters other than those specifically referred to herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading “Material United States Federal Income Tax Consequences” in the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and regulations of the Commission issued thereunder.

Very truly yours,

/s/ DAVIS, BROWN, KOEHN, SHORS & ROBERTS, P.C.

     DAVIS, BROWN, KOEHN, SHORS & ROBERTS, P.C.